Exhibit 10.19(b)

SECOND AMENDMENT

SEAGATE DEFERRED COMPENSATION SUB-PLAN

The Seagate Deferred Compensation Sub-Plan, as amended and restated as of January 1, 2010 (the “Plan”), is hereby amended by this Second Amendment (the “Amendment”).

WHEREAS, for purposes of this Amendment, capitalized terms used herein that are not defined shall have the meanings given to them in the Plan;

WHEREAS, Seagate US LLC (the “Company”) maintains the Plan, which is a nonqualified deferred compensation plan, for the benefit of eligible employees of the Company and Participating Companies;

WHEREAS, Section 10.4 of the Plan document provides that the Seagate Benefits Administrative Committee (the “Committee”) has the authority to adopt and execute any amendments to the Plan; and

WHEREAS, pursuant to authority granted to the Committee under Section 10.4, the Committee has determined that it is appropriate to amend the Plan to eliminate the requirement that the Company and each Participating Company must make quarterly contributions to the Trust Fund.

NOW, THEREFORE, BE IT RESOLVED, that the Amendment, as set forth in the attached Exhibit A, is hereby approved and adopted effective as specified in Exhibit A.

Exhibit A

SECOND AMENDMENT

SEAGATE DEFERRED COMPENSATION SUB-PLAN

The Seagate Deferred Compensation Sub-Plan, as amended and restated as of January 1, 2010 (the “Plan”), is hereby amended as follows:

1.Effective July 31, 2020, Section 6.2 of the Plan is hereby deleted and the remaining subsections of Article VI are renumbered accordingly.

2.In all respects not amended, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Seagate Benefits Administrative Committee, by its duly authorized delegate, has executed this Amendment to the Plan on July 30, 2020.

/s/ Janet Farabaugh
By:	Janet Farabaugh
Title:	Senior Director, Global Benefits